Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-195124) of Can-Fite Biopharma Ltd.,
2.	Registration Statement (Form F-3 No. 333-236064) of Can-Fite Biopharma Ltd.,
3.	Registration Statement (Form F-3 No. 333-209037) of Can-Fite Biopharma Ltd.,
4.	Registration Statement (Form F-3 No. 333-249063) of Can-Fite Biopharma Ltd.,
5.	Registration Statement (Form F-3 No. 333-262055) of Can-Fite Biopharma Ltd., and
6.	Registration Statement (Form S-8 No. 333-227753) pertaining to the 2003 Israeli Share Option Plan and 2013 Global Incentive Option Scheme of Can-Fite Biopharma Ltd.;

of our report dated March 24, 2022, with respect to the consolidated financial statements of Can-Fite Biopharma Ltd. included in this Annual Report (Form 20-F) of Can-Fite Biopharma Ltd. for the year ended December 31, 2021.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 24, 2022	A Member of Ernst & Young Global